Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND DECEMBER QUARTER 2013 OPERATING RESULTS

•	Full year earnings of $566 million; $121 million for the December quarter

•	Full year consumer loan and lease originations of $12.4 billion; $3.9 billion for the December quarter

•	End of period earning assets of $33.3 billion

•	Completed the acquisition of the Brazil auto finance operations

FORT WORTH, TEXAS February 6, 2014 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced earnings of $121 million for the quarter ended December 31, 2013, compared to $91 million for the quarter ended December 31, 2012. Earnings for the year ended December 31, 2013 were $566 million, compared to $463 million for the year ended December 31, 2012. Earnings include $13 million and $42 million in pre-tax acquisition and integration expenses and $15 million in pre-tax charges associated with discontinuing the Chevrolet brand in Europe for the quarter and year ended December 31, 2013, respectively. Results for the acquired international operations are included for the time periods that they were owned by GM Financial.

Consumer loan originations were $3.3 billion for the quarter ended December 31, 2013, compared to $2.5 billion for the quarter ended September 30, 2013, and $1.2 billion for the quarter ended December 31, 2012. Consumer loan originations for the year ended December 31, 2013 were $9.6 billion, compared to $5.6 billion for the year ended December 30, 2012. The outstanding balance of consumer finance receivables totaled $23.3 billion at December 31, 2013.

Consumer loan originations in North America for the quarter and year ended December 31, 2013 were $1.1 billion and $5.1 billion, respectively.

Operating lease originations of General Motors Company (“GM”) vehicles were $650 million for the quarter ended December 31, 2013, compared to $727 million for the quarter ended September 30, 2013 and $265 million for the quarter ended December 31, 2012. Operating lease originations for the year ended December 31, 2013 were $2.8 billion, compared to $1.3 billion for the year ended December 31, 2012. Leased vehicles, net, totaled $3.4 billion at December 31, 2013.

-MORE-

The outstanding balance of commercial finance receivables was $6.7 billion at December 31, 2013 compared to $5.2 billion at September 30, 2013 and $560 million at December 31, 2012. The outstanding balance of the North America commercial finance receivables at December 31, 2013 was $2.0 billion.

Consumer finance receivables 31-to-60 days delinquent were 4.1% of the portfolio at December 31, 2013, compared to 6.1% at December 31, 2012. Accounts more than 60 days delinquent were 1.7% of the portfolio at December 31, 2013, compared to 2.1% a year ago. Consumer finance receivables 31-to-60 and more than 60 days delinquent for North America were 7.5% and 2.5%, respectively, at December 31, 2013.

Annualized net credit losses were 2.1% of average consumer finance receivables for the quarter ended December 31, 2013, compared to 3.3% for the quarter ended December 31, 2012. For the year ended December 31, 2013, annualized net credit losses were 1.9%, compared to 2.5% last year. Annualized net credit losses for North America as a percent of average North America consumer finance receivables were 3.5% and 2.7%, respectively, for the quarter and year ended December 31, 2013.

The Company had total available liquidity of $3.9 billion at December 31, 2013, consisting of $1.0 billion of unrestricted cash, $1.7 billion of borrowing capacity on unpledged eligible assets, $615 million of borrowing capacity on unsecured lines of credit and $600 million on a line of credit from GM.

The Company acquired Ally Financial’s auto finance and financial services operations in Germany, the United Kingdom, Italy, Sweden, Switzerland, Austria, Belgium, the Netherlands, Greece, Spain, Chile, Colombia and Mexico on April 1, 2013 and acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013. The Company also acquired Ally Financial’s auto finance and financial services operations in Brazil on October 1, 2013. The results of operations of the acquired entities since the applicable acquisition dates are included in the results for the quarter and year ended December 31, 2013. The information provided below in the Consolidated Statements of Income, the Consolidated Balance Sheets and the accompanying operational and financial data for the three months and year ended December 31, 2012 represent only operations in North America. Furthermore, the presentation convention has been changed from “thousands” to “millions” to simplify the review and analysis of the financial information. Some prior period amounts may not round under the new convention in a manner consistent with the previous presentation.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2013. Such risks include – but are not limited to – our ability to close the acquisition of Ally Financial’s equity interest in GMAC-SAIC, our ability to integrate the operations that we have acquired and will acquire into our business successfully, changes in general economic and business conditions, GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe and Latin America, interest rate and currency fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate, the viability of GM-franchised dealers that are commercial loan customers, the prices at which used cars are sold in the wholesale auction markets, and changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite. If one or more of these risks of uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Dollars in Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue
Finance charge income	$854	$418	$2,563	$1,594
Leased vehicle income	180	90	595	289
Other income	67	20	186	77

	1,101	528	3,344	1,960

Costs and expenses
Operating expenses	268	102	770	398
Leased vehicle expenses	139	64	453	211
Provision for loan losses	164	115	475	304
Interest expense	307	81	721	283
Acquisition and integration expenses	13	20	42	20

	891	382	2,461	1,216

Income before income taxes	210	146	883	744
Income tax provision	89	55	317	281

Net income	$121	$91	$566	$463

Consolidated Balance Sheets

(Dollars in Millions)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$1,074	$1,289
Finance receivables, net	29,282	10,998
Restricted cash	1,958	744
Property and equipment, net	132	52
Leased vehicles, net	3,383	1,703
Deferred income taxes	359	107
Goodwill	1,240	1,108
Related party receivables	129	66
Other assets	433	130

Total assets	$37,990	$16,197

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$22,073	$9,378
Unsecured debt	6,973	1,500
Accounts payable and accrued expenses	946	217
Deferred income	168	70
Deferred income taxes	87
Taxes payable	287	93
Related party taxes payable	643	559
Related party payable	368
Other liabilities	160	1

Total liabilities	31,705	11,818

Shareholder’s equity	6,285	4,379

Total liabilities and shareholder’s equity	$37,990	$16,197

Operational and Financial Data

(Dollars in Millions)

	Three Months Ended
	December 31,
	2013			2012
	North America	International	Total	North America
Consumer finance receivables originations	$1,146	$2,121	$3,267	$1,216
GM lease originations	$650		$650	$265
GM new vehicle loans and leases as a percent of total loan and lease originations	53.6%	89.7%	73.1%	42.9%

	Year Ended
	December 31,
	2013			2012
	North America	International	Total	North America
Consumer finance receivables originations	$5,126	$4,471	$9,597	$5,579
GM lease originations	$2,830		$2,830	$1,343
GM new vehicle loans and leases as a percent of total loan and lease originations	55.0%	87.4%	66.7%	44.2%

	Three Months Ended
	December 31,
	2013			2012
	North America	International	Total	North America
Average consumer finance receivables	$11,496	$11,432	$22,928	$10,959
Average commercial finance receivables	1,630	4,704	6,334	403

Average finance receivables	13,126	16,136	29,262	11,362
Average leased vehicles, net	3,237	2	3,239	1,629

Average earning assets	$16,363	$16,138	$32,501	$12,991

	Year Ended
	December 31,
	2013			2012
	North America	International	Total	North America
Average consumer finance receivables	$11,335	$6,459	$17,794	$10,421
Average commercial finance receivables	1,164	2,997	4,161	178

Average finance receivables	12,499	9,456	21,955	10,599
Average leased vehicles, net	2,599	3	2,602	1,324

Average earning assets	$15,098	$9,459	$24,557	$11,923

	December 31, 2013			December 31, 2012
	North America	International	Total	North America
Consumer finance receivables	$11,493	$11,757	$23,250	$10,993
Commercial finance receivables	1,975	4,725	6,700	560
Leased vehicles	3,381	2	3,383	1,703

Ending Earning Assets	$16,849	$16,484	$33,333	$13,256

	December 31, 2013			December 31, 2012
Consumer	North America	International	Total	North America
Pre-acquisition consumer finance receivables - outstanding balance	$931	$363	$1,294	$2,162

Pre-acquisition consumer finance receivables - carrying value	$826	$348	$1,174	$1,958
Post-acquisition consumer finance receivables, collectively evaluated for impairment, net of fees	9,795	11,394	21,189	8,603
Post-acquisition consumer finance receivables, individually evaluated for impairment, net of fees	767		767	228

	11,388	11,742	23,130	10,789
Less: allowance for loan losses -collective	(365)	(29)	(394)	(313)
Less: allowance for loan losses -specific	(103)		(103)	(32)

Total consumer finance receivables, net	10,920	11,713	22,633	10,444

Commercial
Commercial finance receivables, collectively evaluated for impairment, net of fees	1,975	4,627	6,602	560
Commercial finance receivables, individually evaluated for impairment, net of fees		98	98
Less: allowance for loan losses - collective	(17)	(27)	(44)	(6)
Less: allowance for loan losses - specific		(7)	(7)

Total commercial finance receivables, net	1,958	4,691	6,649	554

Total finance receivables, net	$12,878	$16,404	$29,282	$10,998

	December 31, 2013			December 31, 2012
	North America	International	Total	North America
Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.4%	0.3%	2.3%	3.9%

Allowance for loan losses as a percentage of commercial finance receivables	0.9%	0.7%	0.8%	1.1%

	December 31, 2013			December 31, 2012
	North America	International	Total	North America
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	7.5%	0.8%	4.1%	6.1%
Greater than 60 days	2.5	1.0	1.7	2.1

Total	10.0%	1.8%	5.8%	8.2%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results. The following is a reconciliation of charge-offs on the other receivable portfolio to credit losses on the combined portfolio (dollars in millions):

	Three Months Ended
	December 31,
	2013			2012
	North America(a)	International	Total	North America
Charge-offs	$183	$36	$219	$118
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	31	4	35	69

Total credit losses	$214	$40	$254	$187

	Year Ended
	December 31,
	2013			2012
	North America(a)	International	Total	North America(a)
Charge-offs	$584	$54	$638	$304
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	154	13	167	305

Total credit losses	$738	$67	$805	$609

(a)	Total credit losses on the portfolio in the North American segment is comprised of repossession credit losses and mandatory credit losses

The following table presents credit loss data (which includes charge-offs on the post-acquisition portfolio and write-offs of contractual amounts on the pre-acquisition portfolio) with respect to our consumer finance receivables portfolio (dollars in millions):

	Three Months Ended
	December 31,
	2013			2012
	North America	International(a)	Total	North America
Repossession credit losses	$201	$40	$241	$172
Less: recoveries	(114)	(18)	(132)	(96)
Mandatory credit losses(b)	13		13	15

Net credit losses	$100	$22	$122	$91

Net annualized credit losses as a percentage of average consumer finance receivables(c):	3.5%	0.8%	2.1%	3.3%
Recoveries as a percentage of gross repossession credit losses:	56.7%			55.6%

	Year Ended
	December 31,
	2013			2012
	North America	International(a)	Total	North America
Repossession credit losses	$720	$67	$787	$590
Less: recoveries	(427)	(35)	(462)	(353)
Mandatory credit losses(b)	18		18	19

Net credit losses	$311	$32	$343	$256

Net annualized credit losses as a percentage of average consumer finance receivables(c):	2.7%	0.5%	1.9%	2.5%
Recoveries as a percentage of gross repossession credit losses:	59.3%			59.8%

(a)	International operations net credit losses included in repossession credit losses represent the write-down of receivables to net realizable value, net of any recovery payments received.
(b)	Mandatory credit losses represent accounts 120 days delinquent in the post-acquisition portfolio that are charged off in full, with no recovery amounts realized at time of charge-off, net of any subsequent recoveries as well as the net write-down of consumer finance receivables in repossession to the net realizable value of the repossessed vehicle when the repossessed vehicle is legally available for sale.
(c)	Average consumer finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

	Three Months Ended
	December 31,
	2013			2012
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets(a)	2.8%	3.8%	3.3%	3.1%

	Year Ended December 31,
	2013			2012
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets(a)	2.9%	3.5%	3.1%	3.3%

(a)	Excluding lease and acquisition and integration expenses

Investor Relations contacts:

Susan Sheffield

(817) 302-7355

Stephen Jones

(817) 302-7119